UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2009

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e). On December 21, 2009 Nordson Corporation issued a press release announcing that Michael F. Hilton has been appointed as President and Chief Executive Officer of Nordson Corporation reporting directly to the Board of Directors, succeeding Edward P. Campbell. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference. As reported in a Form 8-K Report we filed on April 29, 2009, Mr. Campbell had announced previously his intent to retire as President and Chief Executive Officer in a press release dated April 29, 2009, a copy of which is attached as Exhibit 99.2 to this current report and is incorporated herein by reference.

Mr. Campbell will retire as President and Chief Officer on January 16, 2010 and continue to serve as Chairman of the Board until the annual meeting of shareholders on February 16, 2010 at which time he will be succeeded as Chairman by current Director Joseph P. Keithley. Mr. Keithley is chairman, president and chief executive officer of Keithley Instruments, Inc. (NYSE: KEI), and has been a Nordson director since July 2001. The Board of Directors has agreed to a retention payment to Mr. Campbell of $100,000 in consideration of (a) his remaining as a non-executive employee through January 29, 2010, at which time he will retire as an employee of Nordson Corporation, and (b) continuing to serve as a non-executive Chairman of the Board until succeeded by Mr. Keithley.

Mr. Hilton, 55, will assume both his new positions and join the Board of Directors effective January 16, 2010. Mr. Hilton was the Senior Vice President and General Manager-Electronics and Performance Materials of Air Products and Chemicals, Inc., which serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services. Prior to becoming Senior Vice President in 2008, he served as Vice President and General Manager-Electronics and Performance Materials from 2007 until 2008 and served as Vice President-Electronics Businesses from 2003-2007.

There is no arrangement or understanding between Mr. Hilton and any other person pursuant to which Mr. Hilton will be appointed as President and Chief Executive Officer of the Company. Mr. Hilton has no family relationship between any director or executive officer of the company, and there are no transactions in which Mr. Hilton has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Upon the recommendation of the Compensation Committee and subsequent approval by the Board of Directors, we entered into an Employment Agreement with Mr. Hilton on December 17, 2009 (the "Agreement"). Set forth below is a description of the material terms of the Agreement:

Commencement of Employment Date ("Effective Date"): January 16, 2009

Base Salary. An annual base salary of not less than $675,000.

Annual Cash Bonus. An opportunity to earn an annual cash bonus based upon participation in our senior management annual cash incentive plan as it may or may not exist from time to time with Mr. Hilton’s target bonus opportunity being equal to 90% of his base salary. For fiscal year 2010, Mr. Hilton will receive an incentive payment of not less than ninety percent (90%) of base salary earned in fiscal year 2010.

Initial Equity Grant. Contemporaneous with the Effective Date, the Compensation Committee Company will grant to Mr. Hilton a restricted share award equal to $210,000 determined by dividing $210,000 by the closing price of Nordson Common Shares on the Effective Date in accordance with Compensation Committee rules governing the award. Shares may not be transferred or pledged until three years after the grant date, and are subject to forfeiture in the event of a voluntary termination of employment or termination of employment for cause prior to such date.

Long-Term Incentives. Contemporaneous with the Effective Date, Mr. Hilton will receive an award of (i) nonqualified options equal to $750,000 as of the Effective Date (the number of shares in the grant to be determined under the Black-Scholes valuation methodology), and (ii) for Mr. Hilton’s participation in the Company’s FY 2010 - FY 2012 Long-Term Incentive Plan, performance share units equal to $750,000 (as determined using the closing share price of our Common Shares on the Effective Date). Payout under the plan is based upon the achievement of performance objectives established previously by the Compensation Committee for the FY 2010 - FY 2012 performance period.

Relocation Benefits. In addition to relocation benefits afforded in accordance with our standard relocation assistance program, we will reimburse Mr. Hilton for any cash loss on the sale of his primary residence (determined as of the time of sale) up to a maximum of $500,000. Any cash loss shall be determined based upon the purchase price of Mr. Hilton’s primary residence plus the cost of any capital improvements to the residence that qualify for addition to the tax basis of the residence.

Other Benefits. Other benefits include paid-time off, participation in our health and welfare plans, life insurance, 401(k) retirement investment plan, disability benefit plans and, to the extent we provide them to other executive officers generally, financial, tax and estate planning services (up to a maximum of $5,000/year) and annual physical exams.

Legal Expenses. We will reimburse Mr. Hilton for reasonable legal expenses and attorneys’ fees incurred by him in connection with the review of the Agreement, up to a maximum of $15,000.

Supplemental Pension Benefit. The Company will establish and provide to Mr. Hilton an individual nonqualified pension benefit that will treat Mr. Hilton as if he were fully vested in the Nordson Corporation Salaried Employees Pension Plan, solely in the event that Mr. Hilton experiences a termination due to death, disability, or without cause, or resignation with good reason (whether or not in connection with a change in control), as those terms are defined in the Agreement, prior to becoming one hundred percent (100%) vested in the Nordson Corporation Salaried Employees Pension Plan. Once Mr. Hilton has accrued sufficient service to be fully vested in the Nordson Corporation Salaried Employees Pension Plan, we will have no obligation to provide the Supplemental Individual Pension Benefit.

Post-Termination Payments. Upon a termination by us without substantial cause or by Mr. Hilton for good reason, then in addition to payment of any accrued and unpaid compensation and benefits, Mr. Hilton is entitled to post-termination payments and benefits as follows:

(a) an amount equal to (i) two (2) times his annual base salary at the rate in effect on the date of termination, plus (ii) an amount equal to two (2) times the greater of: (x) ninety percent (90%) of his annual base salary, or (y) his target bonus payable in the fiscal year in which a termination occurs;

(b) a prorated amount of his annual bonus for such fiscal year based upon actual performance in such fiscal year, as determined at the end of the applicable performance period;

(c) a prorata payout of awards granted Mr. Hilton under the Long-Term Performance Plan for any performance period(s) not completed on the date of termination, based upon actual performance in each such applicable performance period, as determined at the end of the applicable performance period;

(d) full vesting in his benefit under the Supplemental Individual Pension Benefit and expiration of any restrictions on transfer of the initial equity grant or subsequent restricted common share grants; and

(e) continuation of health care and welfare benefits for a period of twenty four (24) months following the date of termination.

Tax Gross-Up. The Agreement does not provide for tax gross-ups of any payment received by Mr. Hilton under the Agreement.

This description of the terms of the Agreement with Mr. Hilton is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 99.3 and incorporated in this current report by reference.

Change-in-Control Retention Agreement. Upon the Effective Date, Mr. Hilton will be provided with the opportunity to execute a Change-in-Control Retention Agreement (the "Retention Agreement"). As disclosed in a current report dated December 16, 2008, our executive officers are entitled to receive certain payments and benefits if an executive officer’s employment is terminated within 24 months after the date of a change-of-control either by us or the acquirer without cause or by the officer for good reason ("good reason" includes such actions as a reduction in total direct compensation opportunity, a material diminution in responsibility, or a requirement that Mr. Hilton relocate beyond a radius of 50 miles). In such event, our executive officers will be entitled to receive:

● a lump-sum payment equal to two times the sum of base and annual target bonus;

● a pension enhancement of 2 years service credit and 2 years age credit;

● continuation of standard health and welfare benefits until alternate employment is obtained, up to a maximum of two years; and

● individual outplacement services up to a maximum of $50,000.

The Retention Agreement, a copy of which is attached as Exhibit 99.4 to this current report and is incorporated herein by reference, contains a tax gross-up provision. Thus, if any of the payments and benefits due Mr. Hilton under the Retention Agreement would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended) or if payments were made by the either by us or the acquirer in violation of Internal Revenue Code Section 409A, then Mr. Hilton would be reimbursed for the taxes incurred.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated December 21, 2009

99.2 Press Release dated April 29, 2009

99.3 Form of Employment Agreement with Michael F. Hilton

99.4 Form of Retention Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

December 21, 2009	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 21, 2009
99.2	Press Release dated April 29, 2009
99.3	Form of Employment Agreement with Michael F. Hilton
99.4	Form of Retention Agreement